UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Warrants

As previously disclosed in the Current Report on Form 8-K filed by ClearPoint Business Resources, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on April 4, 2008, the Company issued warrants to certain noteholders in exchange for their agreement to extend the maturity date on promissory notes that were due on March 31, 2008. The noteholders were to receive a warrant for agreeing to extend the maturity date until March 31, 2009, and if the Company opted to further extend the maturity date until March 31, 2010, then the Company would issue an additional warrant in consideration of the further extension. The Company, however, incorrectly disclosed in the Current Report on Form 8-K filed on April 4, 2008, that the warrant would entitle the noteholders to purchase, in the aggregate, 180,000 shares of the Company’s common stock. The correct number of such shares is 82,500. Therefore, for the initial extension of the maturity date, the noteholders are entitled to purchase, in the aggregate, 82,500 shares of the Company’s common stock and are entitled to purchase an additional 82,500 shares of the Company’s common stock if the maturity is further extended until March 31, 2010.

This summary is not intended to be complete and is qualified in its entirety by reference to the form of the warrants, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Waiver from Manufacturers and Traders Trust Company

As previously disclosed, on February 23, 2007, the Company entered into a credit agreement, as amended (the “Credit Agreement”), with Manufacturers and Traders Trust Company (“M&T”) for a $20 million revolving credit facility and a $5 million term loan. On April 14, 2008, the Company entered into a Waiver (the “Waiver”) to the Credit Agreement. Pursuant to the Waiver, the required lenders under the Credit Agreement waived compliance with certain financial covenants set forth in the Credit Agreement for the period ended December 31, 2007. In connection with the Waiver, the Company paid a $100,000 waiver fee to M&T.

The foregoing is a summary of the material provisions of the Waiver. This summary is not intended to be complete and is qualified in its entirety by reference to the Waiver, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Reports on Form 8-K filed by the Company with the SEC in March 2008, on March 5, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of the Company, completed the disposition of all Customer Account Property, as defined in the Asset Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2008, by and between CPR and StaffChex, Inc. (“StaffChex”), pursuant to which StaffChex assumed certain liabilities of CPR and acquired from CPR all of the Customer Account Property.

Attached to the Company’s Current Report on Form 8-K filed on March 11, 2008, was the unaudited pro forma financial information as of September 30, 2007. At the time, the Company was in the process of completing its consolidated financial statements for fiscal year 2007 and, therefore, could not provide such pro forma financial information as of December 31, 2007.

The Company has completed and filed its Annual Report on Form 10-K. Therefore, the pro forma financial information, as of December 31, 2007, required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01 and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On April 15, 2008, the Company issued a press release reporting its results for the fiscal year ended December 31, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into the Waiver, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 2.06	Material Impairments.

Pursuant to the Purchase Agreement discussed in Item 2.01 above, the Company’s management concluded that a material non-cash impairment charge is required under U.S. generally accepted accounting principles to reduce the carrying value of the intangible asset related to Contract Rights to its estimated fair value as at December 31, 2007. In the Company’s Current Report on Form 8-K filed by the Company with the SEC on March 5, 2008, the Company stated that it was unable to determine the amount of the impairment as it was in the process of completing its financial statements for fiscal year 2007. The Company has completed and filed its Annual Report on Form 10-K and is now able to provide an estimate of the amount or range of amounts of the impairment charge. The Company determined that an impairment of contract rights existed as at December 31, 2007 and recognized an impairment charge of $5,029,020 in amortization expense for 2007.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued warrants, the terms of which are described in Item 1.01 above and in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2008, which description is incorporated in its entirety by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The required pro forma financial information is attached hereto as Exhibit 99.2.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued April 15, 2008.

99.2	Unaudited pro forma condensed consolidated financial statements and notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Kurt Braun
	Name:	Kurt Braun
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued April 15, 2008.

99.2	Unaudited pro forma condensed consolidated financial statements and notes to the unaudited pro forma condensed consolidated financial statements.